AMENDED AND RESTATED

BYLAWS

OF

AZENTA, INC.

A DELAWARE CORPORATION

Most recently amended as of

August 7, 2023

TABLE OF CONTENTS

Page

ARTICLE I Stockholders1

Section 1.1 Annual Meeting1

Section 1.2 Special Meetings1

Section 1.3 Notice of Meeting1

Section 1.4 Quorum/Adjournments2

Section 1.5 Voting and Proxies2

Section 1.6 Action at Meeting2

Section 1.7 Action Without Meeting3

Section 1.8 Voting of Shares of Certain Holders3

Section 1.9 Stockholder Lists3

Section 1.10 Notice of Business at Annual Meetings4

Section 1.11 Conduct of Meetings6

ARTICLE II Board of Directors7

Section 2.1 Powers7

Section 2.2 Number of Directors; Qualifications8

Section 2.3 Nomination of Directors8

Section 2.4 Election of Directors11

Section 2.5 Vacancies11

Section 2.6 Changes in Size of the Board of Directors11

Section 2.7 Tenure and Resignation11

Section 2.8 Removal12

Section 2.9 Meetings12

Section 2.10 Notice of Meeting12

Section 2.11 Agenda12

Section 2.12 Quorum13

Section 2.13 Action at Meeting13

Section 2.14 Action Without Meeting13

Section 2.15 Committees13

Section 2.16 Emergency Bylaws13

ARTICLE III Officers14

Section 3.1 Enumeration14

Section 3.2 Election14

Section 3.3 Qualification14

Section 3.4 Tenure14

Section 3.5 Removal14

Section 3.6 Resignation14

Section 3.7 Vacancies15

Section 3.8 Chairman of the Board15

Section 3.9 President/Chief Executive Officer15

Section 3.10 Vice-President(s)15

Section 3.11 Chief Financial Officer, Treasurer and Assistant Treasurers15

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Section 3.12 Secretary and Assistant Secretaries16

Section 3.13 Other Powers and Duties16

Section 3.14 Compensation16

ARTICLE IV Capital Stock17

Section 4.1 Shares Represented by Certificates and Uncertificated Shares17

Section 4.2 Transfer of Shares17

Section 4.3 Record Holders18

Section 4.4 Record Date18

Section 4.5 Transfer Agent and Registrar for Shares of Stock of the Corporation18

Section 4.6 Loss of Certificates19

Section 4.7 Restrictions on Transfer19

Section 4.8 Multiple Classes of Stock19

ARTICLE V Dividends19

Section 5.1 Declaration of Dividends19

Section 5.2 Reserves20

ARTICLE VI Powers of Officers to Contract With the Corporation20

ARTICLE VII Indemnification20

Section 7.1 Definitions20

Section 7.2 Right to Indemnification in General22

Section 7.3 Proceedings Other Than Proceedings by or in the Right of the Corporation22

Section 7.4 Proceedings by or in the Right of the Corporation22

Section 7.5 Indemnification of a Party Who is Wholly or Partly Successful23

Section 7.6 Indemnification for Expenses of a Witness23

Section 7.7 Advancement of Expenses23

Section 7.8 Notification and Defense of Claim24

Section 7.9 Procedures25

Section 7.10 Action by the Corporation25

Section 7.11 Non-Exclusivity26

Section 7.12 Insurance26

Section 7.13 No Duplicative Payment26

Section 7.14 Expenses of Adjudication26

Section 7.15 Severability26

ARTICLE VIII Miscellaneous Provisions27

Section 8.1 Certificate of Incorporation27

Section 8.2 Fiscal Year27

Section 8.3 Corporate Seal27

Section 8.4 Execution of Instruments27

Section 8.5 Voting of Securities27

Section 8.6 Evidence of Authority27

Section 8.7 Corporate Records27

Section 8.8 Charitable Contributions27

Section 8.9 Waiver of Notice28

Section 8.10 Severability28

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Section 8.11 Pronouns28

ARTICLE IX Amendments28

Section 9.1 Amendment by Stockholders28

Section 9.2 Amendment by Board of Directors28

ARTICLE X Forum29

Section 10.1 Forum29

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AMENDED AND RESTATED

BYLAWS

OF

AZENTA, INC.

(A Delaware Corporation)

ARTICLE I
Stockholders
Section 1.1Annual Meeting.  The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the board of directors, at such time and place, if any, within or without the State of Delaware as may be designated in the notice of meeting.  The board of directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with applicable law.  The corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Annual meetings shall be held for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before such meeting.

Section 1.2Special Meetings.  Special meetings of the stockholders may be called at any time only by the chief executive officer, president or by the board of directors, and may not be called by any other person or persons.  Special meetings of the stockholders shall be held at such time, date and place, if any, within or outside of the State of Delaware as may be designated in the notice of such meeting.  The board of directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with applicable law.  The corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Business transacted at any special meeting of stockholders shall be limited only to that business to which reference shall have been contained in the notice of such meeting.

Section 1.3Notice of Meeting.  A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these Bylaws, is entitled to such notice, at least ten (10) days and not more than sixty (60) before the meeting.  Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law of the State of Delaware.
Section 1.4Quorum/Adjournments.
(a)Quorum.  The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum.
(b)Adjournments.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.  When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 1.3.  At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for determining stockholders entitled to notice of such adjourned meeting that is the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.5Voting and Proxies.  Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof.  Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Any person directly or indirectly soliciting proxies from stockholders of the corporation must use a proxy card color other than white, the color white being reserved for the exclusive use of the board of directors of the corporation.

Section 1.6Action at Meeting.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
Section 1.7Action Without Meeting.  All action required or permitted to be taken by the stockholders must be taken at a meeting duly called and held in accordance with law and in accordance with the Certificate of Incorporation and these Bylaws.

The stockholders cannot act by written consent.

Section 1.8Voting of Shares of Certain Holders.  Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his or her administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he or she expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

Section 1.9Stockholder Lists.  The corporation shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
Section 1.10Notice of Business at Annual Meetings.
(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (2) otherwise properly brought before the meeting by or at the direction of the board of directors, or (3) properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 2.3 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the secretary in accordance with the procedures in, and otherwise complied with, Section 1.10(b) below, (y) be a stockholder of record who is entitled to vote on such business on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.
(b)To be timely, a stockholder’s notice must be received in writing by the secretary at the principal executive office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the secretary shall set forth:  (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder, such beneficial owner, and/or any respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner (each, a “Stockholder Associated Person”) in the business proposed to be brought before the annual meeting, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner, and/or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner, and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner, and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.10, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).  Not later than ten (10) days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.10; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.10.  Notwithstanding anything to the contrary herein, a stockholder shall not have complied with this Section 1.10(b) if the stockholder, beneficial owner, and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.10.

(c)The chairman of any annual meeting (and, in advance of any annual meeting, the board of directors) shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.10 (including whether the stockholder, beneficial owner, and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.10), and if the chairman (or the board of directors) should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.
(d)Except as otherwise required by law, nothing in this Section 1.10 shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any proposal submitted by a stockholder.
(e)Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.
(f)For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
(g)For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Unless the corporation elects otherwise, a stockholder’s notice to the corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Section 1.11Conduct of Meetings.
(a)Unless otherwise provided by the board of directors, meetings of stockholders shall be presided over by the non-executive chairman of the board, if any, or in the non-executive chairman of the board’s absence by the lead independent director, if any, or in the lead independent director’s absence by the chief executive officer, or in the chief executive officer’s absence by the president, or in the president’s absence by a vice-president, or in the absence of all of the foregoing persons by a chairman designated by the board of directors.  The secretary shall act as secretary of the meeting, but in the secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)The board of directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or propose a motion to adjourn, which motion to adjourn to be acted upon in accordance with Section 1.4(b), the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined by the board of directors or the chairman of any meeting; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(c)The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed.  After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)In advance of any meeting of stockholders, the corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.  Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
ARTICLE II
Board of Directors
Section 2.1Powers.  Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these Bylaws, the business of the corporation shall be managed under the direction of the board of directors, which shall have and may exercise all of the powers of the corporation.  In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as it shall determine, including the granting of options, warrants or conversion or other rights to stock.
Section 2.2Number of Directors; Qualifications.  Except as provided in Section 2.6 hereof, the board of directors shall consist of such number of directors as shall be fixed by the board of directors.  No director need be a stockholder.
Section 2.3Nomination of Directors.
(a)Except for any directors entitled to be elected by the holders of preferred stock, only persons who are nominated in accordance with the procedures in this Section 2.3 shall be eligible for election as directors at any meeting of stockholders.  Nomination for election to the board of directors at a meeting of stockholders may be made only (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who (x) has given timely notice thereof in writing to the secretary in accordance with the procedures in, and otherwise complies with, Section 2.3(b) below, (y) is a stockholder of record who is entitled to vote for the election of such nominee on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.  Notwithstanding the foregoing or anything herein to the contrary, a stockholder of the corporation may make nominations for election to the board of directors at a special meeting of stockholders pursuant to the foregoing clause (ii) only if the board of directors has determined, in accordance with Section 1.2, that directors shall be elected at such special meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the board of directors.  The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.
(b)To be timely, a stockholder’s notice must be received in writing by the secretary at the principal executive office of the corporation as follows:  (1) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined, in accordance with Section 1.2, that directors shall be elected at such special meeting and the stockholders are not then prohibited from filling vacancies or newly created directorships on the board of directors, and provided further that the nomination made by the stockholder is for one of the director positions that the board of directors has determined will be filled at such special meeting, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth

(10th) day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the secretary shall set forth:  (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and any Stockholder Associated Person, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Stockholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest related to the nomination of such stockholder, such beneficial owner and/or any Stockholder Associated Person, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.3, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).  Not later than ten (10) days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.  In addition, to be effective, the stockholder’s notice must also be accompanied by the written consent of the proposed nominee to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serve as a director if elected.  The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines, including through the completion of a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form required by the corporation.  Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 2.3(b) if the stockholder, beneficial owner, and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.3.

Such notice must also be accompanied by a representation as to whether or not such stockholder, beneficial owner and/or any Stockholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or Stockholder Associated Person  intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act.  Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner and/or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded).  Upon request by the corporation, if any stockholder, beneficial owner and/or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(c)The chairman of any meeting (and, in advance of any meeting, the board of directors) shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 2.3 (including whether the stockholder, beneficial owner, and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.3), and if the chairman (or the board of directors) should determine that a nomination was not made in accordance with the provisions of this Section 2.3, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.
(d)Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 2.3 shall obligate the corporation or the board of directors to include in any proxy statement, proxy card or other stockholder communication distributed on behalf of the corporation or the board of directors the name of or other information with respect to any nominee for director submitted by a stockholder.
(e)Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation.
(f)For purposes of this Section 2.3, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.
(g)Unless the corporation elects otherwise, a stockholder’s notice to the corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.
Section 2.4Election of Directors.  Directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.
Section 2.5Vacancies.  In the case of any vacancy in the board of directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the board, the election of a director to fill such vacancy shall be by vote of a majority of the directors then in office, whether or not constituting a quorum.  The director thus elected shall hold office until the election of his or her successor.
Section 2.6Changes in Size of the Board of Directors.  The number of the board of directors may be changed by vote of a majority of the directors then in office or by the stockholders by vote of eighty percent (80%) of the shares of voting stock outstanding.
Section 2.7Tenure and Resignation.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, subject in each case to his or her earlier death, resignation or removal.  Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the chairman of the board, if any, chief executive officer, president, secretary or assistant secretary, if any.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 2.8Removal.  Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.
Section 2.9Meetings.  Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board of directors may, from time to time, determine, provided that notice in the manner set forth in Section 2.10 of the first regular meeting following any such determination shall be given to directors absent from such determination.  A regular meeting of the board of directors may be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present.  Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the lead independent director, if any, the chief executive officer, the president, or a majority of the directors then in office.  Members of the board of directors or any committee elected thereby may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.
Section 2.10Notice of Meeting.  Notice of the date, place and time of the first regular meeting of the board of directors after the determination thereof under Section 2.9 shall be given to each director absent from such determination in person, by telephone or by electronic transmission, by delivering written notice by hand, to such director’s last known business or home address or by sending written notice by first-class mail to such director’s last known business or home address promptly after such determination, but in no event later than 72 hours in advance of such first regular meeting.  Notice of the date, place and time of any special meeting of board of directors shall be given to each director (a) in person, by telephone or by electronic transmission at least 24 hours in advance of the meeting, (b) by delivering written notice by hand, to such director’s last known business or home address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting.  Notice shall be given by the secretary, or in his or her absence or unavailability, may be given by an assistant secretary, if any, or by the officer or directors calling the meeting.  A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.
Section 2.11Agenda.  Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.12Quorum.  At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.  Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
Section 2.13Action at Meeting.  Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws.  The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.
Section 2.14Action Without Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent to the action in writing or by electronic transmission and the consents or electronic transmissions are filed with the records of the board of directors or committee in the same paper or electronic form as the minutes are maintained.
Section 2.15Committees.  The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these Bylaws they may not delegate.  In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in place of the absence or disqualified member.  Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the board of directors.  Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.  The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee or subcommittee at any time.  The board of directors shall have power to rescind any action of any committee or subcommittee, but no such rescission shall have retroactive effect.
Section 2.16Emergency Bylaws.  In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law of the State of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, during such Emergency:

(a)Notice.  A meeting of the board of directors or a committee thereof may be called by any director, the chairman of the board, the chief executive officer, the president or the secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the board of directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.  Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
(b)Quorum.  The director or directors in attendance at a meeting called in accordance with Section 2.16(a) shall constitute a quorum.
(c)Liability.  No officer, director or employee acting in accordance with this Section 2.16 shall be liable except for willful misconduct.  No amendment, repeal or change to this Section 2.16 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.
ARTICLE III
Officers
Section 3.1Enumeration.  The officers shall consist of a chief executive officer, president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, one or more vice-presidents, assistant treasurers and assistant secretaries), as the board of directors may, in its discretion, determine.
Section 3.2Election.  The chief executive officer, president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting.  Other officers may be chosen by the directors at such meeting or at any other meeting.
Section 3.3Qualification.  An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person.  Any officer may be required by the directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the directors may determine.  The premiums for such bonds may be paid by the corporation.
Section 3.4Tenure.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the term of office of each officer shall be for one year or until his or her successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until his or her earlier death, resignation or removal.
Section 3.5Removal.  Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.
Section 3.6Resignation.  Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the chief executive officer, the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.
Section 3.7Vacancies.  A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors and may, in the board of director’s discretion, such vacancy may be left unfilled for such period as the board of directors may determine. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
Section 3.8Chairman of the Board.  The board of directors may appoint from its members a chairman of the board, whom does not need to be an employee or other officer of the corporation, and may designate the chairman of the board as chief executive officer.  If the board of directors appoints a chairman of the board, he or she shall perform such duties and possess such powers as are set forth in these Bylaws and as are assigned to him or her by the board of directors and, if the chairman of the board is also designated as the corporation’s chief executive officer, he or she shall have the powers and duties of the chief executive officer prescribed in Section 3.9. Unless otherwise voted by the board of directors, the chairman of the board shall preside at all meetings of the board of directors.
Section 3.9President/Chief Executive Officer.  The president shall be the chief executive officer of the corporation, unless a chairman of the board, or other person, is so designated. The chief executive officer shall have general charge and supervision of the business of the corporation subject to the direction of the board of directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the board of directors. The president shall perform such other duties and shall have such other powers as the board of directors or the chief executive officer (if the president is not the chief executive officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the chief executive officer or the president (if the president is not the chief executive officer), the vice-president (or if there shall be more than one, the vice-presidents in the order determined by the board of directors) shall perform the duties of the chief executive officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Unless a chairman of the board is so designated or except as otherwise voted by the board of directors, the chief executive officer, or in the chief executive officer’s absence by the president, or in the president’s absence by a vice-president, or in the absence of all of the foregoing persons by a chairman designated by the board of directors, shall preside at all meetings of the board of directors.
Section 3.10Vice-President(s).  The vice-president(s), if any, shall have such powers and perform such duties as the board of directors or the chief executive officer may from time to time determine. The board of directors may assign to any vice-president the title of executive vice-president, senior vice-president or any other title selected by the board of directors.
Section 3.11Chief Financial Officer, Treasurer and Assistant Treasurers.  The treasurer or if the board of directors so determines, the vice-president, finance or the chief financial officer, subject to the direction and under the supervision and control of the board of directors and the chief executive officer, shall have general charge of the financial affairs of the corporation.  The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide.  The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation.  The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors.  The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation.  The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors or the chief executive officer.  All of the duties of the treasurer may be performed by the vice-president, finance and/or the chief financial officer, in the discretion of the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors or the chief executive officer may from time to time determine.

Section 3.12Secretary and Assistant Secretaries.  The secretary or an assistant secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation.  The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer.  The secretary or an assistant secretary shall notify the stockholders and directors, when required by law or by these Bylaws, of their respective meetings, and shall perform such other duties as the board of directors, the chief executive officer or stockholders may from time to time prescribe.  The secretary or an assistant secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required.  In the absence of the secretary or an assistant secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors, the chief executive officer or the secretary may from time to time designate.

Section 3.13Other Powers and Duties.  Subject to these Bylaws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors or, in the case of vice-presidents, the treasurer (and assistant treasurers) and the secretary (and assistant secretaries), the chief executive officer. The board of directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 3.14Compensation.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors. Except as the board of directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.
ARTICLE IV
Capital Stock
Section 4.1Shares Represented by Certificates and Uncertificated Shares.  The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares.  Unless such a resolution has been adopted, each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.  Each certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware by or in the name of any two officers of the corporation, each of whom is an authorized officer for this purpose, shall bear the seal of the corporation if required by law, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued.  The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware and Section 4.8, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4.2Transfer of Shares.  Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation by delivery to the corporation or its transfer agent of (i) in the case of certificated shares, the certificate properly endorsed or by delivery of the certificate accompanied by a written assignment of the same or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby and (ii) in the case of uncertificated shares, a written assignment of the shares or a properly executed written power of attorney to sell, assign or transfer the shares.  Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties and, in the case of uncertificated shares, the notice and/or information set forth in the last paragraph of Section 4.1.

Section 4.3Record Holders.  Except as otherwise may be required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the corporation of its, his or her post office address and such other address, including electronic transmission addresses, as applicable.

Section 4.4Record Date.  In order that the corporation may determine the stockholders entitled to receive notice of any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.  If the board of directors so fixes a date to determine the stockholders entitled to receive notice of any meeting of stockholders or any adjournments thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date for notice, that a later date on or before the date of the meeting shall be the date for making such determination.  In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

If no record date is fixed:(i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 4.5Transfer Agent and Registrar for Shares of Stock of the Corporation.  The board of directors may appoint a transfer agent and a registrar of the shares of stock of the corporation.  Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares.  Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued.  The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation.  The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation.  Stockholders, but not the corporation or its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.
Section 4.6Loss of Certificates.  In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate or uncertificated share, if applicable, may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation and/or its transfer agent.
Section 4.7Restrictions on Transfer.  Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.
Section 4.8Multiple Classes of Stock.  The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation.  At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these Bylaws.  Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
ARTICLE V
Dividends
Section 5.1Declaration of Dividends.  Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any,

dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law.  Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof.  Dividends shall be payable upon such dates as the board of directors may designate.
Section 5.2Reserves.  Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.
ARTICLE VI
Powers of Officers to Contract With the Corporation

Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.  Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction.  This Article VI shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII
Indemnification
Section 7.1Definitions.  For purposes of this Article VII the following terms shall have the meanings indicated:

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the corporation.

“Court” means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

“Covered Person” means a person who is a present or former director or officer of the corporation and shall include such person’s legal representatives, heirs, executors and administrators.

“Disinterested” describes any individual, whether or not that individual is a director, Officer, employee or agent of the corporation, who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of Expenses or other action is sought by a Covered Person.

“Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Good Faith” shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person’s conduct was unlawful.

“Improper Personal Benefit” shall include, but not be limited to, the personal gain in fact by reason of a person’s Corporate Status of a financial profit, monies or other advantage not also accruing to the benefit of the corporation or to the stockholders generally and which is unrelated to his or her usual compensation including, but not limited to, such profit, monies or other advantage gained (i) in exchange for the exercise of influence over the corporation’s affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the corporation’s securities.  Notwithstanding the foregoing, “Improper Personal Benefit” shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the corporation.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or Covered Person in an action to determine the Covered Person’s rights under this Article VII.

“Officer” means the chairman of the board, the chief executive officer, the president, vice-presidents, treasurer, assistant treasurer (s), secretary, assistant secretary and such other executive officers as are appointed by the board of directors of the corporation and explicitly entitled to indemnification hereunder.

“Proceeding” includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person’s rights under this Article VII to the extent provided in Section 7.14.  “Proceeding” shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 7.2Right to Indemnification in General.
(a)Covered Persons.  The corporation may indemnify, and may advance Expenses, to each Covered Person who is a party to, was or is threatened to be made a party to, or is otherwise involved in any Proceeding, as provided in this Article VII and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

The indemnification provisions in this Article VII shall be deemed to be a contract between the corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a contract right may not be modified retroactively without the consent of such Covered Person.

(b)Employees and Agents.  The corporation may, to the extent authorized from time to time by the board of directors, grant indemnification and the advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of Expenses of Covered Persons.
Section 7.3Proceedings Other Than Proceedings by or in the Right of the Corporation.  Each Covered Person may be entitled to the rights of indemnification provided in this Section 7.3 if, by reason of such Covered Person’s Corporate Status, such Covered Person is a party to, was or is threatened to be made a party to, or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation.  Each Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.
Section 7.4Proceedings by or in the Right of the Corporation.  Each Covered Person may be entitled to the rights of indemnification provided in this Section 7.4 if, by reason of such Covered Person’s Corporate Status, such Covered Person is a party to, or is threatened to be made a party to, or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor.  Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.  Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.
Section 7.5Indemnification of a Party Who is Wholly or Partly Successful.  Notwithstanding any provision of this Article VII to the contrary, to the extent that a Covered Person is, by reason of such Covered Person’s Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection there with.  If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such covered Person or on such Covered Person’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 7.5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 7.6Indemnification for Expenses of a Witness.  Notwithstanding any provision of this Article VII to the contrary, to the extent that a Covered Person is, by reason of such Covered Person’s Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection therewith.
Section 7.7Advancement of Expenses.  Notwithstanding any provision of this Article VII to the contrary, the corporation may advance all reasonable Expenses which, by reason of a Covered Person’s Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within thirty (30) days after the receipt by the corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses.  Any advance and undertaking to repay pursuant to this Section 7.7 may be unsecured interest-free, as the corporation sees fit.  Advancement of Expenses pursuant to this Section 7.7 shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body.  The secretary of the corporation shall promptly advise the board of directors in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.7.
Section 7.8Notification and Defense of Claim.  Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such covered Person shall, if a claim is to be made against the corporation under this Article VII, notify the corporation of the commencement of the Proceeding.  The failure to notify the corporation will not relieve the corporation from any liability which it may have to such Covered Person otherwise than under this Article VII.  With respect to any such Proceedings to which such Covered Person notifies the corporation:
(a)The corporation will be entitled to participate in the defense at its own expense.
(b)Except as otherwise provided below in this subparagraph (b), the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person.  After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article VII for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in this subparagraph (b).  The Covered Person shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as provided in this paragraph.  The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation’s outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding.  The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation’s said outside counsel.
(c)Notwithstanding any provision of this Article VII to the contrary, the corporation shall not be obligated to indemnify the Covered Person under this Article VII for any amounts paid in settlement of any Proceeding effected without its written consent.  The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person’s written consent.  Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.
(d)If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he or she is to be indemnified shall be made within ten (10) days after such determination.
Section 7.9Procedures.
(a)Method of Determination.  A determination (as provided for by this Article VII or if required by applicable law in the specific case) with respect to a Covered Person’s entitlement to indemnification shall be made either (i) by the board of directors by a majority vote of a quorum consisting of Disinterested directors, or (ii) in the event that a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, (iii) by a special litigation committee of the board of directors appointed by the board of directors, or (iv) by the vote of the holders of a majority of the corporation’s capital stock outstanding at the time entitled to vote thereon.
(b)Initiating Request.  A Covered Person who seeks indemnification under this Article VII shall submit a Request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.
(c)Presumptions.  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall not presume that the Covered Person is or is not entitled to indemnification under this Article VII.
(d)Burden of Proof.  Each Covered Person shall bear the burden of going forward and demonstrating sufficient facts to support his or her claim for entitlement to indemnification under this Article VII.  That burden shall be deemed satisfied by the submission of an initial Request for Indemnification pursuant to Section 7.9(b) above.
(e)Effect of Other Proceedings.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VII) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.
(f)Actions of Others.  The knowledge, actions, or failure to act, of any director, officer, employee, agent, trustee or fiduciary of the enterprise for whose daily activities the Covered Person was actually responsible may be imputed to a Covered Person for purposes of determining the right to indemnification under this Article VII.
Section 7.10Action by the Corporation.  Any action, payment, advance determination other than a determination made pursuant to Section 7.9(a), authorization, requirement, grant of indemnification or other action taken by the Corporation pursuant to this Article VII shall be effected exclusively through any Disinterested person so authorized by the board of directors of the corporation, including the chief executive officer, the president or any vice-president of the corporation.

Section 7.11Non-Exclusivity.  The rights of indemnification and to receive advancement of Expenses as provided by this Article VII shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of the board of directors, or otherwise.  No amendment, alteration, rescission or replacement of this Article VII or any provision hereof shall be effective as to any Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person’s Corporate Status or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.
Section 7.12Insurance.  The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article VII or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.
Section 7.13No Duplicative Payment.  The corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 7.14Expenses of Adjudication.  In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person’s rights under, or to recover damages for breach of, this Article VII, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section 7.1) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein.  If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.
Section 7.15Severability.  If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a)the validity, legality and enforceability of the remaining provisions of this Article VII (including without limitation, each portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b)to the fullest extent possible, the provisions of this Article VII (including, without limitation, each portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII
Miscellaneous Provisions
Section 8.1Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time, including the terms of any certificate of designation of any series of preferred stock.
Section 8.2Fiscal Year.  Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on September 30th of each year.
Section 8.3Corporate Seal.  The board of directors shall have the power to adopt and alter the seal of the corporation.
Section 8.4Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the chief executive officer, the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.
Section 8.5Voting of Securities.  Unless the board of directors otherwise provides, the chief executive officer, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.
Section 8.6Evidence of Authority.  A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.  The exercise of any power which by law, by the Certificate of Incorporation, or by these Bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.
Section 8.7Corporate Records.  The original, or attested copies, of the Certificate of Incorporation, Bylaws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the secretary or of the assistant secretary, if any.  Said copies and records need not all be kept in the same office.  They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.
Section 8.8Charitable Contributions.  The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.
Section 8.9Waiver of Notice.  Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether provided before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 8.10Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.
Section 8.11Pronouns.  All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine, neuter or other identity, singular or plural, as the identity of the person or persons may require.
ARTICLE IX
Amendments
Section 9.1Amendment by Stockholders.  Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these Bylaws may be amended altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or another provision of these Bylaws, such amendment shall require the vote that would have been required by law, the Certificate of Incorporation or these Bylaws or such other provision of these Bylaws.  Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.
Section 9.2Amendment by Board of Directors.  These Bylaws may be amended or altered by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:
(a)changes the stockholder voting requirements for any action;
(b)alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;
(c)alters the provisions of Article IX hereof; or

(d)permits the board of directors to take any action which under law, the Certificate of Incorporation, or these Bylaws is required to be taken by the stockholders.

Any amendment of these Bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

ARTICLE X
Forum

506391131v.6

Section 10.1Forum.  Unless the corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, the federal district court for the District of Delaware, provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or to any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any claims under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.